EMPLOYMENT AGREEMENT

                  THIS EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into this 1st day of November 1996, by and between CarrAmerica Realty Corporation, a Maryland corporation ("Employer"), and Robert E. Peterson ("Employee").


                               W I T N E S S E T H

                  WHEREAS, Employer is engaged, directly or indirectly, in the ownership, acquisition, development and operation of office properties throughout the United States;

                  WHEREAS, Employer believes that it would benefit from Employee's skill, experience and background, and wishes to employ Employee as its Southeast Regional Managing Director; and

                  WHEREAS, the parties desire by this Agreement to set forth the terms and conditions of the employment relationship between Employer and Employee.

                  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein set forth, and for other good and valuable consideration, Employer and Employee hereby agree as follows:

                  1. Employment and Duties. Employer agrees to hire Employee, and Employee agrees to be employed by Employer, as its Southeast Regional Managing Director, on the terms and conditions provided in this Agreement. Employee agrees to devote his best efforts and full business time, attention, energy and skill to performing the duties of Southeast Regional Managing Director. Employer agrees that, so long as Employee is serving as Southeast Regional Managing Director under this Agreement, Employee also will be offered the opportunity to serve as a member of each of Employer's National Operating Committee and National Investment Committee (or the successor of each such committee). Provided that such activities shall not violate any term or condition of this Agreement, including the Noncompetition Agreement (as defined below), or materially interfere with his performance of his duties hereunder, nothing herein shall prohibit Employee (a) from participating in other business activities approved in advance by the Board of Directors of Employer (the "Board") in accordance with any terms and conditions of such approval, such approval not to be unreasonably withheld or delayed, (b) from engaging in charitable, civic, fraternal or trade group activities, or (c) from investing his personal assets in other entities or business ventures, subject to policies of Employer applicable to all executive personnel of Employer.

                  2. Term. Subject to the terms and conditions of this Agreement, the term of employment shall be for a period of two (2) years (the "Employment Term"), commencing on November 1, 1996 (the "Effective Date") and terminating on October 31, 1998 (the "Termination Date").

                  3. Compensation. As compensation for performing the services required by this Agreement, and during the term of this Agreement, Employee shall be compensated as follows:

                           (a) Base Compensation. Employer shall pay to Employee
an annual salary ("Base Compensation") of One Hundred Ninety Thousand Dollars ($190,000), payable in accordance with the general policies and procedures for payment of salaries to comparable executive personnel of Employer as implemented by the Board in substantially equal installments, subject to withholding for applicable federal, state and local taxes. Increases in Base Compensation, if any, shall be determined by the Board based on periodic reviews of Employee's performance conducted on at least an annual basis. Employee's Base Compensation shall not be reduced during the term of this Agreement.

                           (b) Incentive Compensation. In addition to Base
Compensation, Employee shall be eligible to receive additional compensation ("Incentive Compensation") of a target of $90,000 per annum. The receipt of such Incentive Compensation will be subject to the attainment of certain quantitative and qualitative performance standards established for all comparable executive personnel of Employer by the Board (or the Compensation Committee thereof) in its sole and absolute discretion.

                           (c) Initial Stock Options. On the Effective Date,
Employer shall issue to Employee options (the "Stock Options") to purchase up to Twenty Thousand (20,000) shares of common stock, par value $0.01 per share, of Employer (the "Common Stock"). The exercise of any of the Stock Options will be conditioned upon Employer receiving, as required by the New York Stock Exchange (the "NYSE"), either (i) a waiver by the NYSE permitting Employer to issue stock upon exercise of the Stock Options without stockholder approval (which waiver Employer shall use reasonable efforts to obtain), or (ii) if such waiver is not obtained, the approval of the stockholders of Employer with regard to the issuance of stock upon exercise of the Stock Options. Except as provided herein, the Stock Options shall vest in the same manner that options will vest for other executive personnel of Employer, which will be determined by the Board or the Compensation Committee thereof; provided, however, that each Stock Option shall fully vest immediately upon the termination of this Agreement pursuant to
Section 4(a)(i) or Section 4(b) hereof. Each Stock Option shall be exercisable at a price per share of Common Stock equal to the closing trading price of the Common Stock on the NYSE for the trading day immediately preceding the day on which such Stock Option is granted by Employer. Subject to the vesting requirements set forth above and continued employment by Employee with Employer, each Stock Option shall be exercisable for a period of ten (10) years from the date such Stock Option is granted (the "Grant Date"). To the extent each such Stock Option shall have vested pursuant to this Section 3(c), such exercise period shall survive the expiration or termination of Employee's employment by Employer, pursuant to this Agreement or otherwise, for any reason whatsoever, for a period of ninety (90) days following the termination of Employee's employment. Subject to any required action by Employer (which shall be promptly taken), the stockholders of Employer and provisions of the Maryland General Corporation Law, if the outstanding shares of Common Stock are increased or decreased or changed into or exchanged for a different number or kind of security by reason of any recapitalization, reclassification, stock split-up, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such Common Stock effected without receipt of consideration by Employer occurring after the date the Stock Options are granted, Employer promptly shall take such actions, on its own behalf, and, to the extent that any action should be required of any other person including, without limitation, the stockholders of Employer, shall use its best efforts to cause such action(s) promptly to be taken by such person(s), as are necessary to effect a proportionate and appropriate adjustment in the number of shares of Common Stock subject to the Stock Options, so that the proportionate interest of Employee immediately following such event shall, to the extent practicable, be the same as immediately prior to such event. Any such adjustment in the number of shares of Common Stock subject to the Stock Options shall not change the total price with respect to shares of Common Stock subject to the unexercised portion of the Stock Options but shall include a corresponding proportionate adjustment in the Stock Option price per share of Common Stock. Except as provided herein, a Stock Option that has not vested upon the expiration or termination of Employee's employment by Employer, pursuant to this Agreement or otherwise, shall terminate and never vest.

                           (d) Future Stock Options. During the term of this
Agreement, Employee shall be eligible to receive grants of stock options under any stock option plan which Employer establishes to issue stock options to key employees. The number and terms of any such stock option grants shall be comparable to those provided to comparable executive personnel of Employer, as determined by the Board (or the Compensation Committee thereof) in its sole and absolute discretion.

                           (e) Employee Benefits; Fringe Benefits. During the
term of this Agreement, Employee and his eligible dependents (where applicable) shall have the right to participate in each retirement, pension, insurance, health or other benefit plan or program that has been or is hereafter adopted by Employer (or in which Employer participates) according to the terms of such plan or program with all the benefits, rights and privileges as are generally enjoyed by other comparable executive personnel of Employer. During the term of this Agreement, Employee shall be entitled to all fringe benefits, if any, which are generally enjoyed by other comparable executive personnel of Employer.

                           (f) Vacation; Holidays and Sick Leave; Leaves of
Absence. Employee shall be entitled to the normal and customary amount of paid vacation provided to other comparable executive personnel of Employer on dates mutually agreed upon by Employer and Employee, which approval by Employer shall not be unreasonably withheld. Employee also shall be entitled to the same amount of sick leave and the same holidays provided to other comparable executive personnel of Employer. In addition, Employee may be granted leaves of


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


absence with or without pay for such valid and legitimate reasons as the Board in its sole and absolute discretion may determine.

                           (g) Expenses. Employee shall be entitled to receive
reimbursement for all reasonable and necessary expenses incurred by him in connection with the performance of business-related duties under this Agreement.

                  4. Termination and Termination Benefits.

                     (a) Termination by Employer.

                                    (i) Without Cause. The Board may terminate
                  this Agreement and Employee's employment at any time upon ninety (90) days' written notice to Employee (during which period the Board may elect to require Employee to continue to perform the duties of Southeast Regional Managing Director under this Agreement). In such event, Employee shall be paid
                  (A) at such times that Employer otherwise would have paid Employee his Base Compensation had Employee remained employed by Employer for the remainder of the Employment Term, his Base Compensation for the balance of the Employment Term, and (B) at the time that incentive compensation payments are made to other comparable executive personnel of Employer with respect to periods encompassed within the Employment Term, the amount of Incentive Compensation to which Employee otherwise would have been entitled to receive (taking into account length of service during the applicable year, assuming for this purpose continuous service during the Employment Term) had Employee remained employed by Employer for the remainder of the Employment Term (assuming for this purpose only that performance criteria unique to Employee that would entitle Employee to $90,000 of Incentive Compensation have been satisfied). For purposes of this Section 4(a)(i), termination of this Agreement in connection with the dissolution or final liquidation of Employer shall be considered a termination by Employer without cause.

                                    (ii) With Cause. Employer may terminate this
                  Agreement with cause by written notice to Employee, whereupon Employee's employment hereunder shall terminate. In such event, Employee shall be paid his Base Compensation up to the effective date of such termination, but Employee shall not be entitled to any other compensation or payments (other than pursuant to Section 3(f) up to the effective date of termination). For purposes of this Section 4(a)(ii), "cause" shall mean (w) dishonesty of a material nature which relates to the performance of Employee's duties hereunder, (x) criminal conduct (other than minor infractions and traffic violations) that relates to the performance of Employee's duties hereunder, (y) the failure of Employee to perform any of his duties under this Agreement (other than a failure due to disability) after written notice specifying the failure and a 15-day opportunity to cure (it being understood that if Employee's failure to perform is not of a type requiring a single action to fully cure, then Employee may commence the cure promptly after such written notice and thereafter diligently prosecute such cure to completion), and (z) any breach by Employee of the Noncompetition Agreement.

                                    (iii) Disability. If due to illness,
                  physical or mental disability, or other incapacity, Employee shall fail, for a total of any six (6) months or more within any period of twelve (12) consecutive months, to perform the duties required by this Agreement, the Board may terminate this Agreement upon thirty (30) days' written notice to Employee. In such event, Employee shall be (A) paid his Base Compensation up to the effective date of such termination, (B) paid, as soon as practicable thereafter in a lump sum, his Pro Rata Share (as defined below) of the Incentive Compensation that would have been payable to Employee for the year in which such termination occurs (assuming that all performance criteria that would entitle Employee to $90,000 of Incentive Compensation are met), and (C) provided with employee benefits (or, as soon as practicable thereafter, the after-tax cash equivalent thereof in a lump sum) pursuant to Section 3(d) hereof until the Termination Date. For purposes of this Agreement, Employee's "Pro Rata Share" of his $90,000 Incentive Compensation for any fiscal year of Employer shall be a fraction whose numerator shall be equal to the number of months (or parts of months) during which

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

                  Employee was actually employed by Employer during any such fiscal year and whose denominator shall be the total number of months in such fiscal year.

                           (b) Termination by Employee. Employee may terminate
this Agreement for cause upon fifteen (15) days' written notice to Employer (during which period Employee shall continue to perform the duties of Southeast Regional Managing Director under this Agreement or as specified by the Board), provided that (i) such written notice shall specify the nature of Employer's action or actions as the result of which Employee has the right to terminate this Agreement pursuant to this Section 4(b), and (ii) during which period Employer shall have the opportunity to cure. In such event, Employee shall be paid (A) at such times that Employer otherwise would have paid Employee his Base Compensation had Employee remained employed by Employer, his Base Compensation for the balance of the Employment Term, and (B) at the time that incentive compensation payments are made to other comparable executive personnel of Employer with respect to periods encompassed within the Employment Term, the amount of Incentive Compensation to which Employee otherwise would have been entitled to receive (taking into account length of service during the applicable year, assuming for this purpose continuous service during the Employment Term) had Employee remained employed by Employer for the remainder of the Employment Term (assuming for this purpose only that performance criteria unique to Employee that would entitle Employee to $90,000 of Incentive Compensation have been satisfied). For purposes of this Section 4(b), "cause" shall mean (w) Employer's failure to make any of the payments or provide any of the benefits to Employee due under this Agreement, (x) a material alteration in the scope of Employee's responsibilities and duties as Southeast Regional Managing Director, or (y) Employer's determination to relocate Employee's primary workplace outside of the Atlanta, Georgia metropolitan area.

                           (c) Termination Benefits. In the event of a
termination of this Agreement pursuant to Section 4(a)(i) or 4(b), Employer shall provide to Employee, in addition to the Base Compensation and Incentive Compensation payable as hereinabove provided, benefits ("Termination Benefits") in the form of any applicable employee benefits to be provided to Employee (or, as soon as practicable thereafter, the after-tax cash equivalent thereof in a lump sum) pursuant to Section 3(d) hereof until the Termination Date. Termination Compensation shall not be awarded if the term of this Agreement expires due to the passage of time.

                           (d) Death Benefit. Notwithstanding any other
provision of this Agreement, this Agreement shall terminate on the date of Employee's death. In such event, Employee's estate shall be paid (A) at such times that Employer otherwise would have paid Employee his Base Compensation had Employee remained employed by Employer, his Base Compensation for the remainder of the Employment Term, and (B) at the time that incentive compensation payments are made to other comparable executive personnel of Employer with respect to periods encompassed within the Employment Term, the amount of Incentive Compensation to which Employee otherwise would have been entitled to receive (taking into account length of service during the applicable year, assuming for this purpose continuous service during the Employment Term) had Employee remained employed by Employer for the remainder of the Employment Term (assuming for this purpose only that performance criteria unique to Employee that would entitle Employee to $90,000 of Incentive Compensation have been satisfied), and
(C) any applicable employee benefits (or, as soon as practicable after the date of Employee's death, the after-tax cash equivalent in a lump sum) pursuant to
Section 3(d) until the Termination Date and Stock Options pursuant to Section 3(c) hereof.

                  5. Noncompetition Agreement.

                  Employee shall comply in all respects with the terms and conditions of that certain Noncompetition and Nonsolicitation Agreement of even date herewith by and among Employer and Employee (the "Noncompetition Agreement"), a copy of which is attached hereto as Exhibit A.

                  6. Miscellaneous.

                           (a) Integration; Amendment. This Agreement
constitutes the entire agreement among the parties hereto with respect to the matters set forth herein and supersedes and renders of no force and effect all prior understandings and agreements among the parties with respect to the matters set forth herein. No amendments or additions to this Agreement shall be binding unless in writing and signed by Employee and Employer.

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

                           (b) Assignment. Employer may assign this Agreement to
any successor or purchaser of all or substantially all of the assets of Employer. Employee may not assign this Agreement or any right or interest therein, whether by operation of law or otherwise, without the prior written consent of Employer.

                           (c) Severability. If any part of this Agreement is
contrary to, prohibited by, or deemed invalid under applicable law or regulations, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited, or invalid, but the remainder of this Agreement shall not be invalid and shall be given full force and effect so far as possible.

                           (d) Waivers. The failure or delay of any party at any
time to require performance by any other party of any provision of this Agreement, even if known, shall not affect the right of such party to require performance of that provision or to exercise any right, power, or remedy hereunder, and any waiver by any party of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right, power, or remedy under this Agreement. No notice to or demand on any party in any case shall, of itself, entitle such party to any other or further notice or demand in similar or other circumstances.

                           (e) Power and Authority. Employer represents and
warrants to Employee that it has the requisite corporate power to enter into this Agreement and perform the terms hereof; and that the execution, delivery and performance of this Agreement by it has been duly authorized by all appropriate corporate action.

                           (f) Burden and Benefit. This Agreement shall be
binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, personal and legal representatives, successors and, subject to
Section 6(b) above, assigns. Any provision of this Agreement which by its terms requires performance beyond the term of this Agreement shall survive the term of this Agreement in accordance with the terms of such provision.

                           (g) Time is of the Essence. Time is of the essence
for all purposes of this Agreement.

                           (h) Arbitration. Any dispute or controversy arising
out of or relating to this Agreement shall be settled finally and exclusively by arbitration in accordance with the rules of the American Arbitration Association then in effect. Such arbitration shall be conducted by an arbitrator(s) appointed by the American Arbitration Association in accordance with its rules and any finding by such arbitrator(s) shall be final and binding upon the parties. Judgment upon any award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof, and the parties consent to the jurisdiction of the courts of the State of Georgia for this purpose. Nothing contained in this Section 6(h) shall be construed to preclude Employer from obtaining injunctive or other equitable relief to secure specific performance or to otherwise prevent a breach or contemplated breach of this Agreement or the Noncompetition Agreement.

                           (i) Governing Law; Headings. This Agreement and its
construction, performance, and enforceability shall be governed by, and construed in accordance with, the laws of the State of Georgia. Headings and titles herein are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.

                           (j) Notices. All notices called for under this
Agreement shall be in writing and shall be deemed given upon receipt if delivered personally or by facsimile transmission and followed promptly by mail, or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice; provided that notices of a change of address shall be effective only upon receipt thereof):

         If to Employee:

         Robert E. Peterson
                  Suite 700
                  2849 Paces Ferry Road
                  Atlanta, Georgia  30339-3769
                  Facsimile:  770/431-0782

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

         If to Employer:

         CarrAmerica Realty Corporation
                  1700 Pennsylvania Avenue, N.W.
                  Washington, D.C.  20006
                  Attn:  Thomas A. Carr, President
                  Facsimile:  202/638-0102


or to any other address or addressee as any party entitled to receive notice under this Agreement shall designate, from time to time, to others in the manner provided in this Section 6(j) for the service of notices.

                  Any notice delivered to the party hereto to whom it is addressed shall be deemed to have been given and received on the day it was received; provided, however, that if such day is not a business day then the notice shall be deemed to have been given and received on the business day next following such day. Any notice sent by telex or facsimile transmission shall be deemed to have been given and received on the business day next following the day of transmission.

                  (k) Counterparts. This Agreement may be executed in one or more counterparts, each of which counterparts shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.



         IN WITNESS WHEREOF, the parties have duly executed this Agreement, or caused this Agreement to be duly executed on their behalf, as of the date first above written.



                                              CARRAMERICA REALTY CORPORATION


                                              By: /s/ Joseph D. Wallace
                                                  --------------------------
                                              Name: Joseph D. Wallace
                                              Title: Vice President



                                               /s/ Robert E. Peterson
                                               -----------------------------
                                                   Robert E. Peterson


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